AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

JOHN DEERE DISTRIBUTION CENTER – DAVENPORT, IA
DEERE & CO. – 2900 RESEARCH PARKWAY, DAVENPORT, IA 52806

THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL II, LLC (“Buyer”), and THE PARTIES IDENTIFIED ON SCHEDULE “A” attached hereto and made a part hereof (individually a “Sellers,” collectively, the “Sellers”), having an address c/o Inland Private Capital Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, attention: Rahul Sehgal. Davenport Exchange, L.L.C., a Delaware limited liability company, is hereinafter referred to as “Attorney in Fact”.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a) “Broker” shall mean Tim Schenk/Porthaven Partners, acting as Sellers’ agent.

(b) “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on or before March 15, 2012. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent on or prior to the date of Closing.

(c) “Due Diligence Period” shall mean the period beginning upon the Effective Date and shall expire at 11:59 p.m. Eastern Standard Time on February 28, 2012. Sellers shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period shall be extended by one (1) day. If Sellers fail to deliver to Buyer any material item required to be delivered under Section 6(b) hereunder, the Due Diligence Period will be extended one (1) day for each day that said delivery is delayed up to a maximum of ten (10) days.

(d) “Earnest Money” shall mean Five Hundred Thousand Dollars ($500,000.00). The refundable Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer into a joint order escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. All funds deposited in escrow pursuant to this Section 1(d) shall be invested from time to time in an interest-bearing account, in all events such deposit shall be available on a date which is not later than the then estimated date for Closing. All funds on deposit in escrow pursuant to the provisions of this Section 1(d), including any interest earned thereon, shall constitute the “Earnest Money.” Sellers and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent. If Buyer terminates the Purchase and Sale Agreement before the end of the Due Diligence Period, for any reason or no reason at all, the Earnest Money will be returned to Buyer.

(e) “Effective Date” This Agreement shall be signed by both Sellers and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Sellers and Buyer shall be the “Effective Date” of this Agreement.

(f) “Escrow Agent” shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-Mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Title Commitment (defined below) and Title Policy (defined below), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(g) “Guarantor” shall mean Deere & Company.

(h) “Guaranty” shall mean that certain Guaranty of the Lease dated April 10, 2002 (the “Guaranty”) executed by Guarantor.

(i) “Lease” shall mean that certain Lease dated as of April 10, 2002 (the “Lease”) between Ryan Companies US, Inc., as landlord, and Quad City Consolidation and Distribution, Inc. (“Tenant”), as amended.

(j) “Property” shall mean (a) that certain real property located at 2900 Research Parkway in Davenport, IA being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Sellers under the Lease and all security deposits (if any) that Sellers are holding pursuant to the Lease; (c) all right, title and interest of Sellers in all machinery, furniture, equipment and items of personal property of Sellers attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Sellers, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Sellers in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant and expressly excluding all references to Inland or service marks, trade names and copy rights used by affiliates or subsidiaries of The Inland Real Estate Group of Companies (the “Intangible Property”).

(k) “Purchase Price” shall mean Twenty Six Million One Hundred Twenty Five Thousand Eight Hundred Forty Two Dollars ($26,125,842.00).

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(l) Sellers and Buyer’s Notice address

(i) “Sellers’ Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Inland Private Capital Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523,

Attn: Rahul Sehgal, Senior Vice President

Tel.No. (630) 586- 6381

Fax No: (630) 645-3783

E-Mail: sehgal@inlandprivatecapital.com

And to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Robert Baum, General Counsel

Fax No.: (630) 218-4900

And to:

Michael A. Shlau, Esq.

Charles J. Benvenuto, P.C.

2901 Butterfield Road

Oak Brook, Illinois 60523

Tel.No.: (630) 575-2892

Fax No.: (630) 571-2360

Email: shlau@inlandgroup.com

(ii) “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

William Kahane

American Realty Capital II, LLC

405 Park Avenue, 12th Floor

New York, NY 10022

Tel. No.: (215) 887-3054

Fax No.: (646) 861-7751

Email: wkahane@arlcap.com

And to:

Jesse Galloway

American Realty Capital II, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

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And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

American Realty Capital, LLC

202 E Franklin Street

Monroe, NC 28112

Tel. No.: (212) 415-6570

Fax No.: (212) 415-6507

Email: jmezzanotte@arlcap.com

2. Purchase and Sale of the Property. Subject to the terms of this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Property for the Purchase Price.

3. Payment of Purchase Price. The Purchase Price to be paid by Buyer to Sellers shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Sellers.

4. Proration of Expenses and Payment of Costs and Recording Fees.

(a) All real estate taxes, ad valorem and personal property taxes and other state, county and municipal taxes, charges and assessments constituting a lien on the Property (collectively, the “Real Estate Taxes ”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no proration of Real Estate Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease as of the Closing Date.

(b) Rents that have been collected for the month of the Closing will be prorated at the Closing, effective as of the date of the Closing. At Closing, Sellers shall furnish to Buyer a schedule of all rents which are then due and payable but which have not been collected. With regard to rents that are uncollected as of the Closing Date, (i) no proration will be made at the Closing, (ii) Buyer will make a reasonable effort after the Closing to collect the rents in the usual course of Buyer’s operation of the Property, but shall not be obligated to incur any extraordinary cost or expense in connection therewith, and (iii) Buyer will apply all rents collected (A) first to the then-current month’s rental obligation due from such Tenant, (B) then second towards delinquent rents owed to Sellers with respect to the period prior to the Closing Date, and (C) then third towards any delinquent amounts relating to the period from and after the Closing Date. It is further agreed, however, that Buyer will not be obligated to institute any lawsuit or other collection procedures to collect uncollected rents and Sellers shall be entitled to sue the Tenant to collect same (provided that Seller shall not seek termination of Tenant’s Lease). Rents collected by Buyer after the Closing Date, to which Seller is entitled, shall be promptly paid to Seller. As of the Closing Date, Buyer shall be entitled to a credit for any unapplied security or other deposits under the Lease, together with a credit for interest thereon to the extent that such deposits are required, by law or pursuant to any Lease, to bear interest. After the Closing, Buyer will assume full responsibility for the security deposit and advance rental deposit (if any) of the Tenant of the Property currently held by Seller, which items (together with interest thereon as aforesaid, if applicable) will be itemized by Seller and transferred and paid over to Buyer at the Closing.

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(c) Sellers shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Sellers’s Closing Costs”:

(i) Title Commitment issuance and Owner’s Title Insurance policy (the “Title Policy”) premiums, including search and exam costs and for extended coverage, but excluding any other endorsements issued in connection with such policies;

(ii) County, state and local transfer taxes and conveyance fees on the sale and transfer of the Property.

(iii) Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement;

(iv) All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt; and

(v) one-half of all escrow fees.

(d) Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i) Title Policy premiums for any endorsements issued in connection with such policies;

(ii) all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees, loan title insurance commitment issuance and Loan title insurance policy premiums, including search and exam costs and all Lender requested endorsements, and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;

(iii) Buyer shall pay for the cost of its own survey, the zoning report, Phase 1 environmental study, engineering report and other due diligence investigations; and

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(iv) one-half of all escrow fees.

(e) Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5. Title. At Closing, Sellers agree to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6. Examination of Property. Sellers and Buyer hereby agree as follows:

(a) Buyer shall order (i) a title commitment (the “Title Commitment”) from Escrow Agent; (ii) an updated survey (the “Survey”); and (iii) a zoning report for the Property promptly after the date hereof. The Title Commitment shall show title to the Property being vested in Sellers, and subject only to "Permitted Exceptions." The Escrow Agent shall also provide to Buyer copies of all plats and other documents constituting title exceptions as disclosed in the Title Commitment. In addition to the Permitted Exceptions, the Title Commitment may show other exceptions to title; however, only mortgage liens, mechanics' liens or judgment liens shall be removed by Sellers at Sellers’ sole cost and expense prior to Closing. As used in this Agreement, the term "Permitted Exceptions" shall mean and refer to:

(i) general real estate taxes not due and payable;

(ii) the Lease and any modifications or amendments of the Lease, and any subleases of which Sellers have provided notice of the existence of same to Buyer; and

(iii) any covenants, conditions, restrictions, easements or other rights affecting title to the Property, disclosed on the Title Commitment and approved by Buyer within the last to occur of: (A) Buyer’s receipt of the Survey, Title Commitment and copies of all documents of record, and (B) the expiration of the Due Diligence Period.

Notwithstanding the foregoing, as used in this Agreement, the "Permitted Exceptions" shall not include: (i) any mortgage lien, mechanics' lien or judgment lien against the Property. In the event any such mortgage lien, mechanics' lien or judgment lien appears on the Title Commitment or otherwise arises with respect to the Property on or prior to the Closing, Sellers shall, at their sole cost and expense and on or prior to the Closing, cause such mortgage lien, mechanics' lien or judgment lien to be removed from the title insurance policy, to be delivered to Buyer at the Closing, either by satisfying such lien out of the proceeds payable to Seller at the Closing or by causing the Title Company to insure over such mortgage lien, mechanics' lien or judgment lien, as applicable.

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Buyer shall have ten (10) days after receipt of (i) the Title Commitment, (ii) Survey and (iii) copies of all documents constituting exceptions to title and survey (the "Review Period") to review the Title Commitment and Survey. If Buyer objects to any matters in the Title Commitment or Survey, Buyer shall notify Sellers in writing. Buyer may object to matters in the Title Commitment during the Review Period, but not after, unless (i) first shown on the Title Commitment and any updates obtained which arise after the Effective Date or (ii) Sellers fail to resolve the title defect or survey defect previously objected to by Buyer. Notwithstanding the aforesaid, Sellers have no obligation to cure title defects except for monetary liens. If Sellers notify Buyer that any title defects will not be cured or corrected, Buyer’s sole and exclusive remedy shall be to terminate this Agreement by delivering written notice of Buyer's election to terminate to Sellers and Escrow Agent. In such event, the Earnest Money shall immediately be refunded to the Buyer, this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder.

(b) Within five (5) days following the Effective Date, Sellers shall provide to Buyer copies of the following documents and materials (if available) pertaining to the Property to the extent within Sellers’ possession or reasonably obtainable by Sellers: (i) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Sellers’ title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Sellers for less than two (2) tax years, for the period of ownership; (viii) a copy of each tenant sales reports for the previous twenty four (24) calendar months or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (ix) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Sellers shall deliver any other documents (if available) relating to the Property reasonably requested by Buyer, to the extent within Sellers’ possession or reasonably obtainable by Sellers, within three (3) business days following such request.

Additionally, from and after the date hereof through the expiration of the Due Diligence Period, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall defend, indemnify and hold Sellers harmless from and against any and all liability, loss, cost, expense, claims or damages (including, without limitation, reasonable attorneys’ fees) suffered or incurred by Seller and caused by Buyer or its representatives or any of their respective employees or agents resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement.

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Buyer shall provide Seller with an insurance certificate prior to its entry onto the Property for the purposes described by this Section 6. Sellers shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Sellers shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Sellers and Tenant (as may be required by the Tenant Lease) reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Sellers may have a representative present during any and all examinations, inspections and/or studies on the Property.

Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Sellers and Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

(c) Within five (5) days following the Effective Date, Sellers shall request (i) a Tenant estoppel certificate (the “Tenant Estoppel Certificate”) in the form attached hereto as Exhibit F certified to Buyer, the Approved Assignee, its successors and assigns and its Lender and its successors and assigns and (ii) a Guarantor estoppel certificate (the “Guarantor Estoppel Certificate”), in the form attached hereto as Exhibit G certified to Buyer, the Approved Assignee, its successors and assigns and its Lender and its successors and assigns.

It shall be a condition of Closing that Sellers shall have obtained a Tenant Estoppel Certificate from Tenant and a Guarantor Estoppel Certificate from Guarantor and Sellers shall use good faith efforts to obtain the same. Notwithstanding the aforesaid, Buyer agrees to accept Tenant and Guarantor’s corporate form of estoppels in lieu of the forms attached to this Agreement. Sellers shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Sellers receive the same.

(d) Sellers shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”).

(e) Sellers shall use commercially reasonable efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

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7. Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Sellers shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Sellers. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Sellers and Escrow Agent within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Sellers shall assign to Buyer at the Closing the rights of Sellers to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Sellers shall assign to Buyer at the Closing the rights of Sellers to the proceeds under Sellers’ insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

8. Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a) If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Sellers and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Sellers or Buyer only upon receipt of a written demand (the “Demand”) from one party and subsequent confirmatory written response from the other party. If for any reason the Closing does not occur and either party makes a Demand upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Sellers and Buyer or a final judgment of a court. Notwithstanding the foregoing, if Buyer delivers a written notice to Escrow Agent and Sellers stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer (without further authorization from Sellers).

(b) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Sellers or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Sellers and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

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9. Default

(a) In the event that Sellers are ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Sellers shall be entitled to, as their sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Sellers shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Sellers’s sole remedy. Upon such termination, neither Buyer nor Sellers shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Sellers and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Sellers as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Sellers hereby waive any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Sellers for any punitive, speculative or consequential damages.

(b) In the event of a default in the obligations herein taken by Sellers with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof or (ii) terminate this Agreement by delivering written notice thereof to Sellers no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Sellers shall pay an amount not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) to Buyer for its out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement upon delivery of documentation from Buyer to Sellers detailing the costs and expenses incurred by Buyer, which return and payment shall operate to terminate this Agreement and release Sellers and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Sellers’ obligations hereunder; or (iv) by notice to Sellers given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Sellers may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Sellers does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.

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10. Closing. The Closing shall consist of the execution and delivery of documents by Sellers and Buyer, as set forth below, and delivery by Buyer to Sellers of the Purchase Price in accordance with the terms of this Agreement. Sellers shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents (the “Closing Documents”):

(a) A Special Warranty Deed in the form attached hereto as Exhibit B;

(b) An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;

(c) A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;

(d) An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e) An original Tenant Estoppel Certificate dated no earlier than 45 days prior to the date of Closing. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;

(f) An original Guarantor Estoppel Certificate dated no earlier than 30 days prior to the date of Closing;

(g) A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(h) All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(i) Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(j) Originals of the Warranties (as hereinafter defined) re-issued at Buyer’s expense, to Buyer or Tenant, as requested by Buyer;

(k) A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Sellers;

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(l) An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(m) An original SNDA fully executed and notarized by Tenant, if requested by Buyer and received by Seller;

(n) Letter to Tenant in form of Exhibit H attached hereto; and

(o) Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Sellers which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Sellers and shall execute and deliver execution counterparts of the Closing Documents referenced in clauses (b), (d), (g) and (h) (if applicable) above. Buyer shall have a one time right to extend the Closing for up to fifteen (15) days upon written notice to Sellers to be received by Sellers on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Sellers are obligated to provide that is “time sensitive” does not need to be provided again by Sellers. The Closing shall be held through the mail by delivery of the Closing Documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11. Representations by Sellers. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Sellers makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a) Sellers are duly organized (or formed), validly existing and in good standing under the laws of its state of organization. Sellers have the power and authority to execute and deliver this Agreement and all Closing Documents to be executed by Sellers, and to perform all of Sellers’ obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Sellers, nor the performance of the obligations of Sellers hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Sellers or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Sellers is bound;

(b) Sellers have not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Sellers or the Property and Sellers do not have any knowledge of any pending litigation or tax appeals against Sellers or the Property; Sellers have not initiated, nor are Sellers participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(c) Sellers have not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;

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(d) Except for violations cured or remedied on or before the date hereof, Sellers have not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Sellers do not have knowledge of any such violations;

(e) Sellers have fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Sellers are the tenant-in-common owners of the entire lessor’s interest in the Lease.

(f) With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Sellers have no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) The total scheduled annual base rent (the “Annual Net Rent”) for the initial term of the Lease will be $2,155,382.00 per annum with a rental increase of ten and four tenths of a percent (10.4%) in February of 2013;

(g) There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Sellers have not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h) The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Sellers, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Sellers, Sellers shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;

(i) To Sellers’ knowledge, except as set forth in the environmental reports previously delivered by Sellers to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Sellers have not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Sellers’s knowledge, there are no underground storage tanks located on the Property; and

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(j) Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).

The representations and warranties of Sellers shall survive Closing for a period of one (1) year.

12. Representations by Buyer. Buyer represents and warrants to, and covenants with, Sellers as follows:

(a) Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all Closing Documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all Closing Documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13. Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Sellers with the following conditions precedent on and as of the date of Closing:

(a) Sellers shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b) Buyer shall receive from Escrow Agent a current ALTA owner’s form of Title Policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the Title Commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions;

(c) Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;

(d) Tenant shall be in possession of the premises demised under the Lease, paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet the Property;

14

(e) The representations and warranties of Sellers contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing;

(f) Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Lease to purchase the Property from Seller; and

(g) Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the right to terminate this Agreement by delivering written notice thereof to Seller no later than that date which is fifteen (15) days after the date scheduled for Closing, upon which termination the Earnest Money shall be refunded to Buyer, and with respect to a failure under Sections (a), (d), (e), or (f) above, Seller shall pay to Buyer upon receipt of reasonable documentary evidence of all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement, not to exceed $25,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.

14. Conditions Precedent to Sellers’ Obligations. Sellers’ obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a) Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to all prorations, credits and adjustments made pursuant to this Agreement), together with any and all other sums that are to be paid by Buyer in connection with the closing of its purchase of the Property, and any other amounts shown as payable by Buyer on a settlement statement to be prepared in connection with the transactions contemplated hereby;

(b) The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

15

(c) Buyer shall have delivered to Escrow Agent each and all of the Closing Documents required by the terms of this Agreement to be executed by Buyer fully executed and acknowledged where appropriate; and

(d) As of the Closing there shall not be a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law against Buyer.

15. Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission (which is confirmed by a statement generated by the transmitting machine) or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Sellers and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16. Sellers Covenants. Sellers agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Sellers has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Sellers shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17. Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

18. Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

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19. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

20. No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

21. Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

22. Tax-Deferred Exchange. Buyer and Sellers respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986 (the “Code”), as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Sellers is the Exchanging Party, shall remain warranties of Sellers), or in any of the closing documents (including but not limited to any warranties of title, which, if Sellers is the Exchanging Party, shall remain warranties of Sellers) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code. Notwithstanding anything to the contrary provided herein, the Non-Exchanging party makes no representations or warranties as to the tax treatment of the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions.

17

23. Broker’s Commissions. Buyer and Sellers each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Sellers shall be responsible for payment of commissions to the Broker at the Closing pursuant to a separate written agreement executed by Sellers. Sellers and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

24. Assignment. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARCP JDDPTIA01, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing. Except as aforesaid or as otherwise provided herein, the provisions and covenants contained herein shall inure to and be binding upon the heirs, successors and assigns of the parties hereto. However, Buyer shall have no right to assign any of its rights, privileges, duties or obligations under this Agreement prior to Closing, without the prior written consent of Sellers in their sole discretion. Notwithstanding the foregoing, Buyer shall be permitted, without Sellers consent, to assign its rights, privileges, duties and obligations under this Agreement to an entity which is an affiliate of Buyer provided Buyer is not released for any liability under this Agreement due to such assignment. Promptly following, and as a condition to, any assignment by Buyer permitted under this section 24, Buyer shall deliver to Sellers an assumption by the assignee of all of Buyer's duties and obligations under this Agreement.

25. Attorneys’ Fees. In any action between Buyer and Sellers as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and reasonable court costs incurred in such action.

26. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes; however any party shall deliver an original signature on this Agreement to the other party upon request.

27. Anti-Terrorism. Neither Buyer or Sellers, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

18

28. Representation of Attorney in Fact. Attorney in Fact hereby unconditionally represents to Buyer that Attorney in Fact has and will have full power and authority to execute this Agreement on behalf of Sellers and each of them, and to bind Sellers with respect hereto, and that all actions heretofore and hereafter taken by Attorney in Fact on behalf of, or purporting to be taken on behalf of the Sellers, have been and will be fully authorized and within the powers of Attorney in Fact without further authorization. Attorney in Fact acknowledges that, in the interest of maintaining the confidentiality of its relations with the Sellers, it has declined to provide evidence of its aforesaid authority to Buyer, and has specifically requested that Buyer rely upon the foregoing representation by Attorney in Fact.

29. Confirmatory Powers of Attorney. Without derogation of its warranty set forth in Section 28 above, Attorney in Fact agrees the it will use all reasonable efforts to obtain from each of the Sellers a duly and validly executed confirmatory power of attorney (each a “Power of Attorney”; collectively, the “Powers of Attorney”) within on or before the expiration of the Due Diligence Period. In the event that Attorney in Fact fails to obtain all such Powers of Attorney and to provide copies thereof to Buyer within the Due Diligence Period, Buyer may, then and at any time thereafter unless and until such Powers of Attorney have been obtained and copies provided to Buyer in accordance with the foregoing, elect to terminate this Agreement by notice in writing to Sellers and Escrow Agent, in which event the Earnest Money (and all interest accrued thereon) shall immediately be refunded to the Buyer, this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder except for the provisions hereof which expressly survive such termination.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:

AMERICAN REALTY CAPITAL II, LLC

By: /s/ William M. Kahane

Name: William M. Kahane

Title: President

Date: February 6, 2012

SELLERS:

THE PARTIES IDENTIFIED ON SCHEDULE “A”

By: DAVENPORT EXCHANGE, L.L.C.,

a Delaware limited liability company

By: INLAND PRIVATE CAPITAL CORPORATION,

a Delaware corporation, its sole member, as Attorney in Fact under written power of attorney which signs on their behalf

By : ______/s/ Rahul Sehgal_________________

Name: ______ Rahul Sehgal_________________

Title: Senior Vice President

Date: February 7, 2012

20

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By: /s/ Edwin G. Ditlow

Name: Edwin G. Ditlow

Title: Vice President

Date: February 7, 2012

21

EXHIBITS

Schedule A - List of Tenant-in-Common Owners

Exhibit A - Real Property

Exhibit B - Form of Special Warranty Deed

Exhibit C - Form of Assignment and Assumption of Lease

Exhibit D - Form of Bill of Sale

Exhibit E - Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F - Form of Tenant Estoppel

Exhibit G - Form of Guarantor Estoppel

Exhibit H - Form of Tenant Notice

Exhibit I - Warranties

22

SCHEDULE “A”

DAVENPORT 1031, L.L.C.
DAVENPORT-ARNAUDO, L.L.C.
DAVENPORT-BULLER FAMILY TRUST, L.L.C.
DAVENPORT-DIOMEDES, L.L.C.
DAVENPORT-DURLER FAMILY TRUST, L.L.C.
DAVENPORT-FERRARO, L.L.C.
DAVENPORT-FITZSIMMONS, L.L.C.
DAVENPORT-GALATZ TRUST, L.L.C.
DAVENPORT-GERALDS, L.L.C.
DAVENPORT-GOLF VIEW, L.L.C.
DAVENPORT-GREIG-1, L.L.C.
DAVENPORT-GREIG-2, L.L.C.
DAVENPORT-HAGN, L.L.C.
DAVENPORT-HAMER, L.L.C.
DAVENPORT-JOYCE FAMILY TRUST, L.L.C.
DAVENPORT-KEYS-1, L.L.C.
DAVENPORT-KEYS-2, L.L.C.
DAVENPORT-KNOLL EAST, L.L.C.
DAVENPORT-LAUESEN TRUST, L.L.C.
DAVENPORT-MORGAN, L.L.C.
DAVENPORT-MULLIGAN, L.L.C.
DAVENPORT-N.A. TERNES & ASSOCIATES, L.L.C.
DAVENPORT-NELSON TRUST, L.L.C.
DAVENPORT-NETTLES TRUST, L.L.C.
DAVENPORT-OCCASO, L.L.C.
DAVENPORT-PAUL, L.L.C.
DAVENPORT-PECKHAM, L.L.C.
DAVENPORT-RICE-1, L.L.C.
DAVENPORT-RICE-2, L.L.C.
DAVENPORT-ROBERTS-1, L.L.C.
DAVENPORT-ROBERTS-2, L.L.C.
DAVENPORT-SCHILF, L.L.C.
DAVENPORT-SHANNON TRUST, L.L.C.
DAVENPORT-STOVER FAMILY TRUST, L.L.C.
DAVENPORT-TAYLOR, L.L.C.
DAVENPORT-THALMAN PROPERTIES, L.L.C.
DAVENPORT-WHEDBEE FAMILY TRUST, L.L.C.

23

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 1, Interstate 80 Airport Industrial Park 2nd Addition to the City of Davenport, Scott County, Iowa, according to the recorded plat thereof, recorded April 18, 2003 as Document No. 2003-19745. Subject to easements, covenants and restrictions of record.

A-1

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

This document prepared by:
(and return to :)

___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the _____ day of ______________, 2012, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")

W I T N E S S E T H:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

2

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE [, GUARANTY] AND SECURITY DEPOSIT

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease. [together with all of Assignor’s right, title and interest in and to that certain Guaranty of Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Guaranty”).]

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2012, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

_______________________________

By:
Name:
Title:

ASSIGNEE:

_______________________________

By:
Name:
Title:

3

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Sellers”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Sellers’ right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Sellers have not made and do not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Sellers have caused this instrument to be executed and delivered as of this ___ day of _______, 2012.

SELLERS:

_______________________________

By:
Name:
Title:

D-1

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2012, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).

W I T N E S S E T H:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2012, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:

Name:

Title:

E-1

EXHIBIT F

FORM OF TENANT ESTOPPEL

The undersigned hereby certifies to American Realty Capital II, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:

1. The undersigned is the tenant under that certain [Lease Agreement] dated as of _________ __, ____, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases that real property located at _________________________________________ (the “Premises”).

2. Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3. The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4. Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

5. The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

6. Tenant has no outstanding options or rights to renew or extend the term of the Lease. Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7. The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the fixed annual minimum rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 200_. Additional rent under the Lease has been paid through and including the month of __________, 200_. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

F-1

8. Tenant's security deposit, if any, is $_________________ (if none, please state “none”).

9. No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10. (a) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b) Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11. The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2011

TENANT:

____________________, a ________________

By:_________________________
Name:
Title:

F-2

EXHIBIT G

GUARANTOR ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital II, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:

1. The undersigned (“Guarantor”) is the guarantor of that certain [Lease Agreement] dated as of _____________ __, ____, as amended by [insert amendments] ([collectively,] the “Lease”) by and between ________________________ (“Landlord”) and __________________________ (“Tenant”), pursuant to which Tenant leases from Landlord the land and building located at _______________________________, as more particularly described in the Lease (the “Premises”). Such guaranty is made pursuant to that certain Guarantee dated as of ________ __, ____ (the “Guaranty”) from Guarantor to Landlord.

2. The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3. The Guaranty is valid and in full force and effect on the date hereof.

4. No voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.

5. This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.

Dated: ____________, 2011

GUARANTOR:

______________, a ___________________

By:

Name:

Title:

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

TO: [Tenant]

Re: Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

____________________________

____________________________

____________________________

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,

[PRIOR LANDLORD)

By:

Name:

Title:

EXHIBIT I